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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K

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                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) July 22, 2004

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                             SUMMIT SECURITIES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

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                Idaho               1-16177                 82-0438135

(STATE OR OTHER JURISDICTION    (COMMISSION FILE         (I.R.S. EMPLOYER
      OF INCORPORATION               NUMBER)            IDENTIFICATION NO.)


  601 West First Avenue, Department 115000, Spokane, Washington      99201
      (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                     (ZIP CODE)

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                                 (800) 541-0828

               REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE

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          (FORMER NAME OR FORMER ADDRESS IF CHANGED SINCE LAST REPORT)

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ITEM 3.  Bankruptcy or Receivership

The Company continues to negotiate the terms of its restructuring plan with its various constituencies, including its creditors and investors and representatives of various regulatory and governmental agencies. The Company and its affiliate, Metropolitan Mortgage & Securities Co., Inc., anticipate filing a joint Chapter 11 plan on or before the August 31, 2004 exclusivity deadline. In the interim, the Company has obtained authority from the Bankruptcy Court, Eastern District of Washington, to sell certain of its real and personal property assets. Net proceeds from those sales will be available for distribution under the Company's Chapter 11 plan.

ITEM 5.  Other Events and Regulation FD Disclosure

On July 22, 2004, William Smith resigned from his position as the Company's President and Principal Financial Officer. On that same date, Maggie Lyons assumed the office of President and Principal Financial Officer. On July 26, 2004, Philip Sandifur resigned from his position as a director of the Company.

Ms. Lyons is a certified public accountant and has extensive experience in turn-around activities and bankruptcy filings. She was formerly chair of the Creditors' Committee for Spokane-based Output Technology Corp. involved in that company's bankruptcy reorganization and previously served as a court-appointed Chief Financial Officer for the joint receivership/bankruptcy proceedings for Pack River Ltd. and Schweitzer Mountain Resort.






                                    SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        By:  /s/ Maggie Lyons
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                                             Maggie Lyons,
                                             President and Principal
                                                Financial Officer

Dated:  August 9, 2004